Exhibit 99.1
LOOPNET, INC. ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS
•	Revenue Growth Accelerates for Second Consecutive Quarter

•	Record Listings And Profile Views

•	Recent Sales Hits New Highs Once Again
SAN FRANCISCO, CALIF. – October 27, 2010 – LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the third quarter of 2010.
Revenue for the third quarter of 2010 was $19.8 million, compared to $19.4 million in the second quarter of 2010 and $18.8 million in the third quarter of 2009. Net income applicable to common stockholders for the third quarter of 2010 was $2.7 million or $0.06 per diluted share, compared to $3.7 million or $0.09 per diluted share in the third quarter of 2009. Non-GAAP net income (net income excluding stock-based compensation, amortization of acquired intangible assets and litigation related costs and recoveries) for the third quarter of 2010 was $4.4 million or $0.11 per diluted share, compared to $5.5 million or $0.13 per diluted share in the third quarter of 2009. The effective tax rate in the third quarter of 2010 was 34.8% compared to 26.1% in the third quarter of 2009.
LoopNet’s Adjusted EBITDA (earnings before interest and other income (expense), income taxes, depreciation, amortization, stock-based compensation and litigation related costs and recoveries) for the third quarter of 2010 was $7.4 million compared to $7.8 million in the third quarter of 2009.
“Our Q3 financial results exceeded plan, despite persistently challenging industry conditions. Additionally, we made solid progress in the quarter on products and initiatives that we think our customers will embrace and that we believe will significantly enhance the value of our company over time,” said LoopNet Chairman and CEO, Rich Boyle. “We remain confident that Q1: 2010 was an “inflection point” for our business, and are excited to see growth reaccelerating once again!”

Key operating metrics and business highlights from Q3:2010 include the following:
•	LoopNet Registered Members, which includes Basic and Premium Members, were 4,462,554;

•	LoopNet Premium Members were 69,363, as of the end of the quarter;

•	Average monthly price of LoopNet Premium Membership was $66.92 during the quarter;

•	Total commercial real estate listings active on the LoopNet marketplace were 779,083, as of the end of the quarter;

•	Total profile views of listings on the LoopNet marketplace were 64.2 million during the quarter;

•	The number of unique paying subscribers to one or more of our commercial real estate related services was 88,505, as of the end of the quarter;

•	The average monthly price paid by our unique subscribers was $57.30 during the quarter;

•	The September acquisition of LandsofAmerica, operator of the largest and most heavily trafficked online marketplace specializing in land for sale; and

•	Average monthly unique visitors to LoopNet owned websites; including LoopNet.com, CityFeet.com, LandandFarm.com, BizQuest.com and BizBuySell.com was approximately 2.4 million during the quarter, as reported by comScore Media Metrix.
Stock Repurchase Program
LoopNet repurchased 465,269 shares of its common stock during the quarter ended September 30, 2010 for $5.5 million. Since February 2010, the Company has now repurchased 2,756,300 shares of its common stock, or 7.0% of total shares outstanding, for $31.7 million. As a result, $43.3 million remains on our previously announced authorization for repurchase of up to $75 million of common stock.
Balance Sheet and Liquidity
As of September 30, 2010, LoopNet had $87.5 million of cash, cash equivalents and short-term investments and no debt.
Business Outlook
Based on current visibility, the Company expects revenue for the quarter ending December 31, 2010 to be in the range of $19.7 to $19.9 million, Adjusted EBITDA to be in the range of $6.9 to $7.1 million and net income applicable to common stockholders to be in the range of $0.04 to $0.05 per diluted share, assuming stock-based compensation of approximately $0.03 per diluted share (net of tax benefit) and an effective tax rate of approximately 38%.

Conference Call Information
LoopNet, Inc. will discuss these financial results in a conference call at 1:30 p.m. PDT, 4:30 p.m. EDT, today. To participate in the conference call, please dial 888-482-0024 if you are calling from within the United States or 617-801-9702 if you are calling from outside the United States, and enter pass code number 38642403. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available approximately two hours after conclusion of the call and will be available until Friday, October 29, 2010 at 8:59 p.m. PDT. To access the audio replay, dial 888-286-8010 within the United States or 617-801-6888 internationally and enter pass code number 10411642. A web cast replay of the call will be available on the investor relations section of our website at http://investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.
Use of Non-GAAP Financial Measures
This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization, stock-based compensation and litigation related costs and recoveries. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation, amortization of acquired intangible assets and litigation related costs and recoveries. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate comparable performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables.
About LoopNet, Inc.
LoopNet operates the most heavily trafficked commercial real estate marketplace online with more than four million registered members and more than six million unique visitors quarterly, as reported by Google Analytics. LoopNet also now offers one of the largest commercial property databases with more than 7.5 million commercial property records.
The LoopNet marketplace covers all commercial property categories, including office, industrial, retail, multifamily (apartment properties for sale), hotel, land, specialty properties, investment properties and businesses for sale. LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including Cassidy Turley, Coldwell Banker Commercial, Colliers International, Cushman & Wakefield, Grubb & Ellis, Jones Lang LaSalle, Lincoln Property Company, NAI Global, Newmark Knight Frank, ProLogis, The Shopping Center Group and Sperry Van Ness.

Forward Looking Statements
This release contains forward-looking statements regarding LoopNet’s expectations regarding its future financial results as well as trends in the commercial real estate industry. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, including credit available to real estate purchasers, our ability to continue to attract and retain new registered members, convert registered members into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.
Contact Information:

Brent Stumme	Derek Brown
LoopNet, Inc.	LoopNet, Inc
Chief Financial Officer	VP, Investor Relations & Corporate Planning
415-284-4310	415-284-4310

LOOPNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	September 30,
	2009	2010
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$125,571	$84,029
Short-term investments	3,440	3,511
Accounts receivable, net of allowance of $213 and $213, respectively	1,308	1,805
Prepaid expenses and other current assets	1,638	2,082

Total current assets	131,957	91,427

Property and equipment, net	2,216	2,093
Goodwill	23,368	41,567
Intangibles, net	4,487	9,581
Deferred income taxes, net, non-current	8,059	10,212
Deposits and other noncurrent assets	4,162	6,999

Total assets	$174,249	$161,879

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$546	$597
Accrued liabilities and other current liabilities	2,181	2,262
Accrued compensation and benefits	2,995	3,370
Deferred revenue	9,025	9,290

Total current liabilities	14,747	15,519

Other long-term liabilities	—	2,563
Commitments and contingencies
Series A convertible preferred stock	48,207	48,461
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 39,493,526 and 39,806,216 shares issued, respectively; and 34,567,565 and 32,123,955 shares outstanding, respectively	39	40
Additional paid in capital	122,388	129,864
Other comprehensive loss	(418)	(379)
Treasury stock, at cost, 4,925,961 and 7,682,261 shares, respectively	(54,556)	(86,220)
Retained earnings	43,842	52,031

Total stockholders’ equity	111,295	95,336

Total liabilities and stockholders’ equity	$174,249	$161,879

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010

Revenues	$18,795	$19,779	$58,145	$57,965
Cost of revenue (1)	2,670	3,015	8,339	8,863

Gross margin	16,125	16,764	49,806	49,102

Operating expenses:
Sales and marketing (1)	2,650	4,093	11,394	12,574
Technology and product development (1)	2,833	3,157	8,047	9,053
General and administrative (1)	5,251	4,496	16,521	12,111
Amortization of acquired intangible assets	296	516	897	1,442

Total operating expenses	11,030	12,262	36,859	35,180

Income from operations	5,095	4,502	12,947	13,922

Interest and other (expense) income, net	52	(301)	159	(670)

Income before tax	5,147	4,201	13,106	13,252

Income tax expense	1,342	1,463	4,659	4,809

Net income	3,805	2,738	8,447	8,443
Convertible preferred stock accretion of discount	(85)	(85)	(155)	(254)

Net income applicable to common stockholders	$3,720	$2,653	$8,292	$8,189

Net income per share applicable to common stockholders
Basic	$0.09	$0.07	$0.20	$0.20

Diluted	$0.09	$0.06	$0.19	$0.19

Weighted average shares
Basic	41,915	39,569	41,833	40,947

Diluted	42,919	41,461	42,765	42,577

(1)	Stock-based compensation is allocated as follows:

Cost of revenue	$4	$132	$361	$414
Sales and marketing	(755)	409	481	1,338
Technology and product development	699	675	1,745	2,042
General and administrative	1,174	798	2,475	2,435

Total	$1,122	$2,014	$5,062	$6,229

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine months ended September 30,
	2009	2010
Cash flows from operating activities:
Net income	$8,447	$8,443
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,922	2,499
Stock-based compensation	5,062	6,229
Tax benefits from exercise of stock options	(288)	(611)
Deferred income tax	(1,202)	(2,154)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(193)	(441)
Prepaid expenses and other current assets	272	630
Accounts payable	612	51
Accrued expenses and other current liabilities	583	235
Accrued compensation and benefits	35	375
Deferred revenue	(566)	115

Net cash provided by operating activities	14,684	15,371

Cash flows from investing activities:
Purchase of property and equipment	(1,352)	(934)
Purchase of investments	(750)	(3,485)
Acquisitions, net of acquired cash	(312)	(22,077)

Net cash used in investing activities	(2,414)	(26,496)

Cash flows from financing activities:
Net proceeds from exercise of stock options	240	873
Net proceeds from sale of convertible preferred stock	47,967	—
Tax withholdings related to net share settlements of restrcted stock units	(50)	(237)
Repurchase of common stock	—	(31,664)
Tax benefits from exercise of stock options	288	611

Net cash (used in) provided by financing activities	48,445	(30,417)

Net (decrease) increase in cash and cash equivalents	60,715	(41,542)

Cash and cash equivalents at beginning of period	61,325	125,571

Cash and cash equivalents at end of period	$122,040	$84,029

LOOPNET, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010
GAAP net income	$3,805	$2,738	$8,447	$8,443

Add back (deduct):
Income tax expense	1,342	1,463	4,659	4,809
Depreciation and amortization	681	850	1,922	2,499
Interest and other expense (income), net	(52)	301	(159)	670
Stock-based compensation	1,122	2,014	5,062	6,229
Litigation related (recoveries) costs	928	—	4,452	(1,186)

Adjusted EBITDA	$7,826	$7,366	$24,383	$21,464

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010
GAAP net income	$3,805	$2,738	$8,447	$8,443

Add back (deduct):
Stock-based compensation	1,122	2,014	5,062	6,229
Litigation related (recoveries) costs	928	—	4,452	(1,186)
Amortization of acquired intangible assets	296	516	897	1,442
Income taxes associated with non-GAAP adjustments	(612)	(881)	(3,701)	(2,353)

Non-GAAP net income	$5,539	$4,387	$15,157	$12,575

Diluted non-GAAP net income per share	$0.13	$0.11	$0.35	$0.30

Shares used in non-GAAP diluted net income per share calculation	42,919	41,461	42,765	42,577